UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of Registrant as specified in its charter)

New York	95-3540776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Tangible Equity Units	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-209889

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

International Flavors & Fragrances Inc. (the “Registrant”) registers hereunder its 6.00% Tangible Equity Units (the “Units”). For a description of the Units, reference is made to the information under the heading (i) “Description of the Units” in the prospectus supplement dated September 12, 2018 (the “Prospectus Supplement”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on September 14, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated August 6, 2018 (the “Prospectus”) filed as part of the Registrant’s registration statement on Form S-3, as amended (File No. 333-209889), as filed with the Commission on August 6, 2018 and (ii) “Description of Units” in the Prospectus. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the prepaid stock purchase contract, reference is made to the information under the heading (i) “Description of the Purchase Contracts” in the Prospectus Supplement, (ii) “Description of Purchase Contracts” in the Prospectus and (iii) “Description of Common Stock” in the Prospectus. For a description of the senior amortizing note, reference is made to the information under the heading (i) “Description of the Amortizing Notes” in the Prospectus Supplement and (ii) “Description of Debt Securities” in the Prospectus. Each such description referred to above, and the Prospectus and Prospectus Supplement, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of International Flavors & Fragrances Inc., incorporated by reference to Exhibit 10(g) to the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2002.

4.2	By-laws of International Flavors & Fragrances Inc., incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed on May 3, 2018.

4.3	Specimen Certificate of International Flavors & Fragrances Inc.’s Common Stock, incorporated by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3 (File No. 333-46932), filed on September 29, 2000.

4.4	Indenture, dated as of March 2, 2016, between International Flavors & Fragrances Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-209889) filed on March 2, 2016.

4.5	Third Supplemental Indenture between International Flavors & Fragrances Inc. and U.S. Bank National Association, as Trustee (including the form of amortizing note).*

4.6	Purchase Contract Agreement between International Flavors & Fragrances Inc. and U.S. Bank National, as Purchase Contract Agent, Attorney-in-Fact for the Holders, and as Trustee (including the form of unit and form of purchase contract).*

99.1	Prospectus supplement dated September 12, 2018 relating to the Units and the accompanying prospectus dated August 6, 2018, as amended, filed on September 14, 2018 (File No. 333-209889) (incorporated by reference herein).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: September 14, 2018	By:	/s/ Richard A. O’Leary
	Name:	Richard A. O’Leary
	Title:	Executive Vice President and Chief Financial Officer